UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

BBCN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard

Suite 1000

Los Angeles, CA 90010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 639-1700

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 2, 2013, Kyu S. Kim, 52, has been appointed Senior Executive Vice President and Chief Operating Officer of BBCN Bank, the wholly-owned subsidiary of Bancorp, Inc. Ms. Kim will succeed Ms. Bonita I. Lee, 50, who will resign from the position of Chief Operating Officer, effective August 2, 2013.

Ms. Kim will receive an annual base salary of $280,000 per year, plus customary benefits. She is eligible for participation in the BBCN Bank Performance Incentive Plan. Reimbursement of up to $15,000 for moving expenses as well as a housing allowance of up to $2,000 per month for six months will also be provided.

A copy of the press release discussing this change is included as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01	Exhibits and Financial Statements

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release issued by BBCN Bancorp, Inc. dated July 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN BANCORP, INC.

By:	/s/ Kevin S. Kim
Name:	Kevin S. Kim
Title:	Chairman and Chief Executive Officer

Date: July 25, 2013

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release issued by BBCN Bancorp, Inc. dated July 19, 2013.